UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 5, 2011

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

53 West 23rd Street New York, New York 10010 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                 Bankruptcy or Receivership

On April 6, 2011, the Company and all of its domestic wholly-owned subsidiaries filed a voluntary petition for relief (the “Bankruptcy Case”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Case No. 11-11607.  No trustee has been appointed and the Company will continue to operate itself and its subsidiaries as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On April 6, 2011, the Company issued a press release announcing the filing of the Bankruptcy Case.  A copy of the press release is filed as Exhibit 99.1 hereto.

Item 8.01                      Other Events

On March 31, 2011, the Company agreed to sell its investment securities (consisting of auction-rate-securities and preferred shares) with an aggregate principal amount of $16.55 million. On April 5, 2011, the sale of the investment securities was settled and the Company received aggregate proceeds of approximately $5.45 million in cash.  The Company no longer holds any investment securities.

Item 9.01                      Financial Statements, Pro Forma Financial Information and Exhibits.

 (d) Exhibits

Exhibit	Description
99.1	Press release issued by 4Kids Entertainment, Inc. dated April 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 6, 2011

4KIDS ENTERTAINMENT, INC.
BY: /s/ Bruce R. Foster
Bruce R. Foster Executive Vice President and Chief Financial Officer